                                                                  Exhibit 99.2

        Press Release
               i-STAT REPORTS RESULTS FOR THE SECOND QUARTER 2002


        EAST WINDSOR, NJ, July 25, 2002-i-STAT Corporation(Nasdaq:STAT), a leading manufacturer of point-of-care diagnostic systems for blood analysis, today reported net revenues of $14.8 million for the second quarter of 2002, compared with $14.4 million in the same period in 2001.


        Cartridge shipments increased 13.6 percent, to 3.4 million units during the second quarter ended June 30, 2002, from 3.0 million units in the same period in 2001. Sales of analyzers, peripheral equipment and services declined by 17.6% during the second quarter over the same period in 2001. The average price of a cartridge sold to distributors during the second quarter of 2002 was $3.30, compared with $3.47 during the first quarter of 2002, primarily a function of the pricing arrangements in the Abbott distribution alliance.


        Gross profit in the second quarter was $2.6 million or 17.5% of net revenues, compared with $2.3 million or 16.2% of net revenues in the second quarter of 2001.


        Net loss to common shareholders for the three months ended June 30, 2002, was $4.0 million, or $0.20 per share (basic and diluted), after negative accretion of Preferred Stock of $0.1 million and accrued dividends on Preferred Stock of $0.2 million, compared with a net loss to common shareholders of 14.2 million, or $0.78 per share (basic and diluted), for the same period in 2001.(1) The net loss for the second quarter of 2001 includes an expense of $10.5 million in settlement of the patent infringement litigation with Nova Biomedical Corporation.

        "Earlier today, we announced that our exclusive marketing and distribution agreement with Abbott Laboratories will end on December 31, 2003. As a result, we are rebuilding the infrastructure to directly distribute the i-STAT(R) System in the U.S. We now have 10 senior sales consultants solely dedicated to our high volume account strategy with immediate plans to hire two more. We expect that this team, working with Abbott, will achieve further increases in the number of high volume account closes in coming quarters. We also recently announced the appointment of Dr. Greg Shipp as Vice President of Medical Affairs and anticipate hiring a senior commercial operations executive in the near term. As we approach the transition to direct distribution in the U.S. at the end of next year, we will add clinical specialists to manage current customer sites in order to achieve the broadest possible adoption of the i-STAT System," said William P. Moffitt, i-STAT president and chief executive officer.

        "We believe that we will have a strong new product pipeline and adequate capital which, together with our strengthened management team, will aid us in accelerating our growth in the point-of-care blood testing market," concluded Mr. Moffitt.


SIX-MONTH RESULTS

        For the six months ended June 30, 2002, net revenues increased 9.3 percent to $29.2 million, compared with $26.7 million for the same period in 2001. Cartridge shipments

------------------------
(1) Per-share data is based on 20,084,703 basic and diluted shares outstanding in the second quarter 2002 vs. 18,305,715 basic and diluted shares outstanding in the second quarter 2001.

increased 5.9 percent, to 6.1 million units in the first half of 2002, up from
5.8 million units in the same period in 2001.


        Gross profit increased to $4.2 million or 14.5% of net revenues in the first six months of 2002, compared with $4.1 million or 15.5% of net revenues for the first six months of June 30, 2001.


        Net loss available to common shareholders for the six months ended June 30, 2002, was $8.4 million, or $0.42 per share (basic and diluted), after negative accretion of Preferred Stock of $0.2 million and accrued dividends on Preferred Stock of $0.8 million, compared with net loss of $18.0 million, or $0.99 per share (basic and diluted), for the same period in 2001.(2) The net loss for the second quarter of 2001 includes an expense of $10.5 million in settlement of the patent infringement litigation with Nova Biomedical Corporation.

PRODUCT PIPELINE UPDATE

        During the second quarter of 2002, i-STAT received Food and Drug Administration (FDA) clearance to market its Prothrombin time (or "PT") test. The primary target market is clinics that provide COUMADIN(R) monitoring services to patients. The Company expects this new product to be commercially released in the third quarter of 2002.

        Following the completion of clinical trials of the Kaolin ACT later this year, i-STAT expects to submit a 510k application to the FDA. The Company also plans to initiate 510k clinical trials for its Troponin I test later this year, and is on track to submit the results of these


------------------------
(2) Per-share data is based on 20,033,059 basic and diluted shares outstanding in the second quarter 2002 vs. 18,268,956 basic and diluted shares outstanding in the second quarter 2001.

trials to the FDA early next year. On the schedule, i-STAT said it expects to launch its Troponin I test in mid-2003.


        i-STAT Corporation will conduct its second quarter conference call at 10:30 a.m. (EDT) today, July 25, 2002. Participants can access the conference call by dialing 888-245-7013 in the U.S. or 1-973-582-2729 from abroad. If you are unable to participate, you can listen to the replay by calling 877-519-4471 or 1-973-341-3080 and the passcode is 3375522. Participants may also listen
(only) to a live webcast of the conference call at http://www.i-stat.com/investors or a replay of the webcast by going to the Investors Relations section of the Company's web site at http://www.i-stat.com.


        i-STAT Corporation develops, manufactures and markets diagnostic products for blood analysis that provide health care professionals critical diagnostic information accurately and immediately at the point of patient care. Through the use of advanced semiconductor manufacturing technology, established principles of electrochemistry and state-of-the-art computer electronics, i-STAT developed the world's first hand-held automated blood analyzer capable of performing a panel of commonly ordered blood tests on two or three drops of blood in just two minutes at the patient's side.


        Certain statements in this press release may relate to future events and expectations as such constitute "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believes," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Such factors include, among others, competition from existing manufacturers and marketers of blood analysis products who have greater resources than the Company, economic and geopolitical conditions affecting the Company's target markets, acts of terrorism, the uncertainty of new product development initiatives, the ability to attract and retain key scientific, technological and management personnel, dependence upon limited sources for product manufacturing components, upon a single manufacturing facility and upon innovative and highly technical manufacturing techniques, market resistance to new products and point-of-care blood diagnosis, inconsistency in customer order patterns, domestic and international regulatory.

constraints, uncertainties of international trade, pending and potential disputes concerning ownership of intellectual property, availability of capital upon favorable terms and dependence upon and contractual relationships with strategic partners, particularly Abbott Laboratories. In addition, the Company's decision to end its alliance with Abbott Laboratories and resume direct distribution of its products involves additional risks and uncertainties that are difficult to quantify at this time. For example the Company may incur costs or recognize revenues in connection with resuming direct distribution that are greater or lesser, respectively, than anticipated. See additional discussion under "Factors That May Affect Future Results" in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and other factors detailed from time to time in the Company's other filings with the Securities and Exchange Commission.







                                 (Tables Follow)
                               i-STAT CORPORATION
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)
                                   (unaudited)

                                                         Three Months Ended                      Six Months Ended
                                                               June 30,                                June 30,
                                                   --------------------------------        --------------------------------
                                                        2002                2001               2002                 2001
                                                        ----                ----               ----                 ----
Net revenue:
    Related party product sales ............       $     12,375        $     11,936        $     23,932        $     22,244
    Third party product sales ..............              2,230               1,929               4,898               3,774
    Other related party revenues ...........                175                 175                 350                 350
    Other third party revenues .............                 --                 327                  --                 327
                                                   ------------        ------------        ------------        ------------
        Total net revenues .................             14,780              14,367              29,180              26,695


Cost of products sold ......................             12,198              12,045              24,946              22,571
Research and development ...................              1,937               1,985               3,874               3,929
General and administrative .................              2,013               1,929               3,399               3,504
Sales and marketing ........................              2,529               2,327               4,799               4,739
Litigation settlement ......................                 --              10,491                  --              10,49l
                                                   ------------        ------------        ------------        ------------
        Total operating expenses ...........             18,677              28,777              37,018              45,234
                                                   ------------        ------------        ------------        ------------

             Operating loss ................       (      3,897)       (     14,410)       (      7,838)       (     18,539)
                                                   ------------        ------------        ------------        ------------

Other income, net ..........................                322                 188                 511                 491
                                                   ------------        ------------        ------------        ------------

Net loss ...................................       (      3,575)       (     14,222)       (      7,327)       (     18,048)

Dividends on Preferred Stock ...............       (        274)                 --        (        823)                 --

Accretion of Preferred Stock ...............       (        111)                 --        (        223)                 --
                                                   ------------        ------------        ------------        ------------

Net loss available to Common Stockholders ..       ($     3,960)       ($    14,222)       ($     8,373)       ($    18,048)
                                                   ============        ============        ============        ============


Basic and diluted net loss per share
    available to Common Stockholders .......       ($      0.20)       ($      0.78)       ($      0.42)       ($      0.99)
                                                   ============        ============        ============        ============

Shares used in computing basic and
    diluted net loss per share available
    to Common Stockholders .................         20,084,703          18,305,715          20,033,059          18,268,956
                                                   ============        ============        ============        ============

                               i-STAT CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS

           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)
                                   (unaudited)

                                                                                        June 30,      December 31,
                                                                                          2002             2001
                                                                                      -----------     ------------
        ASSETS

Current assets:
    Cash and cash equivalents ..................................................       $  28,512        $  43,112
    Accounts receivable, net ...................................................             761              546
    Accounts receivable from related party, net ................................           6,905               --
    Inventories ................................................................          11,781           13,393
    Prepaid expenses and other current assets ..................................             995            1,924
                                                                                       ---------        ---------
        Total current assets ...................................................          42,954           58,975

Plant and equipment, net of accumulated depreciation of
    $34,700 in 2002 and $31,151 in 2001 ........................................          14,867           14,964

Other assets ...................................................................           2,034            1,950
                                                                                       ---------        ---------
        Total assets ...........................................................       $  65,855        $  75,889
                                                                                       =========        =========

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable ...........................................................       $   2,578        $   2,662
    Accounts payable to related party, net .....................................              --            2,673
    Accrued expenses ...........................................................           4,407            4,896
    Deferred revenue - related party, current ..................................              47              662
                                                                                       ---------        ---------
        Total current liabilities ..............................................           7,032           10,893

    Deferred liability - related party, non-current ............................           5,027            5,058
                                                                                       ---------        ---------
        Total liabilities ......................................................          12,059           15,951
                                                                                       ---------        ---------

Series D Redeemable Convertible Preferred Stock, liquidation value $31,350 .....          26,732           25,334

Stockholders' equity:
    Preferred Stock, $0.10 par value, 7,000,000 shares authorized:
        Series A Junior Participating Preferred Stock, $0.10 par value,
        1,500,000 shares authorized; none issued ...............................              --               --
        Series C Convertible Preferred Stock, $0.10 par value, 25,000 shares
        authorized; none issued ................................................              --               --
    Common Stock, $0.15 par value, 50,000,000 shares authorized: 20,157.927 and 20,107,423 shares issued, and 20,117,110 and 20,066,666
        shares outstanding in 2002 and 2001, respectively ......................           3,024            3,016
    Treasury Stock, at cost, 40,817 shares .....................................       (     750)       (     750)
    Additional paid-in capital .................................................         254,259          255,442
    Unearned compensation ......................................................              --        (      55)
    Loan to officer, net .......................................................       (    (255)       (     417)
    Accumulated deficit ........................................................       ( 227,512)       ( 220,185)
    Accumulated other comprehensive loss .......................................       (   1,702)       (   2,447)
                                                                                       ---------        ---------
        Total stockholders' equity .............................................          27,064           34,604
                                                                                       ---------        ---------
        Total liabilities and stockholders' equity .............................       $  65,855        $  75,889
                                                                                       =========        =========